Exhibit 32

                Certification Required by 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

      This certification is given by the undersigned Chief Executive Officer and Chief Financial Officer of Cascade Bancorp (the "registrant") pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002. Each of the undersigned hereby certifies, with respect to the registrant's quarterly report of Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Patricia L. Moss
---------------------------------------------
Patricia L. Moss
President and Chief Executive Officer


/s/ Gregory D. Newton
---------------------------------------------
Gregory D. Newton
Executive Vice President and
Chief Financial Officer


Dated: 8/7/07